Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal Year 2016
Company Meets Guidance, Recognizes Annual Profit and Positive Cash Flow Amid Difficult Industry Conditions

LINDON, Utah, June 13, 2016 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal year ended March 31, 2016. A conference call will be held on Tuesday, June 14, 2016 at 1:00 p.m. EDT to discuss the results.

Fiscal 2016 Highlights

•	Total revenues of $27.1 million
•	Generated significant positive operating cash flow
•	Positive net income for the year
•	Remained debt-free
•	Increased customer base to more than 300 customers

Fiscal Year 2016 Financial Results

Total revenues for the year ended March 31, 2016, decreased 47% to $27.1 million from $51.2 million in the year ended March 31, 2015. Decreased production and capital investment activity in the oil and gas industry was the primary factor in decreased sales. Although facing a difficult market, the Company is determined to position itself to capture the greatest amount of revenue in both the short- and long-terms. Profire will continue to focus on developing new products, diversifying into new markets and industries, and enhancing marketing and sales efforts with key customers and prospects. As the Company does so, the expectation is that sales can stabilize in the short-term and Profire will be able to increase revenues and revenue stability over the long-term.

Gross profit decreased to $13.6 million or 50% of total revenues, as compared to $27.2 million or 53% of total revenues in the prior year.

Total operating expenses decreased to $13.7 million or 51% of total revenues from $18.7 million or 37% of total revenues compared to the prior year. Cost management has been a significant Company focus over the last year and will continue to be an emphasis for the foreseeable future. The Company has been successful in its expense-reduction measures and will continue to work towards maximizing efficiency and eliminating unnecessary cost wherever possible.

Net income was approximately $35 thousand or $0.00 per diluted share, compared to net income of $5.7 million or $0.11 per diluted share in the prior year.

Cash and cash equivalents totaled $21.3 million, an increase of more than $7.1 million compared to the year ended March 31, 2015. The Company continues to generate cash flow from operating activities and operates debt free.

Management Commentary
"Frankly, it's been a tough year for Profire, as with all other companies in our industry," said Brenton Hatch, President and CEO of Profire Energy. "Customers just haven't had the budgets to spend and each sale has been difficult to capture. However, when we look at the big picture, we feel that our performance relative to the industry and our peers, is evidence of Management's ability to steer the Company in the right direction, and position Profire well for the future. The fact that we were able to turn a profit and generate as much positive cash flow as we did, especially in this market, is quite impressive."
"We have gone to great lengths to reduce overall costs at Profire, and feel that we have been very effective in these efforts," said Ryan Oviatt, CFO of Profire Energy. "Our ability to generate positive net earnings and cash flow is evidence of the Company's commitment to scaling with the market. We anticipate that it's still going to be tough for a little while this year, but we are confident that the decisions we have made over the past year have positioned the Company to capture future opportunities and deliver long-term shareholder value."

Conference Call

Profire management will host a conference Tuesday, June 13, 2016 to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.
Date: Tuesday, February 9, 2016
Time: 1:00 p.m. EDT (11:00 a.m. MDT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will also be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=119837.

If you have any difficulty connecting with the call, please contact Tanner Lamb at 1-801-796-5127.

A telephone replay of the call will be available after 8:00 p.m. EDT on the same day through June 21, 2016

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay ID: 10001269

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Oklahoma City, Oklahoma; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on June 14, 2016 regarding 2016 fiscal year results; or, the Company's ability to capture the greatest amount of revenue in both the short- and long-term; or, the Company developing new products, diversifying into new markets and industries, and enhancing marketing and sales efforts with key customers and prospects; and, the decisions made over the past year positioning the Company to capture future opportunities and deliver long-term shareholder value. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Tanner Lamb, Finance and Investor Relations
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	For the Years Ending March 31,
ASSETS	2016	2015

CURRENT ASSETS
Cash and cash equivalents	$21,292,595	$14,144,796
Accounts receivable, net	4,132,137	9,462,378
Inventories	11,046,682	11,766,535
Income tax receivable	268,326	—
Prepaid expenses & other current assets	315,757	112,741

Total Current Assets	37,055,497	35,486,450

LONG-TERM ASSETS
Deferred tax asset	452,431	501,921

PROPERTY AND EQUIPMENT, net	8,232,911	9,275,965

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net of accumulated amortization	529,300	594,019

Total Other Assets	1,527,001	1,591,720

TOTAL ASSETS	$47,267,840	$46,856,056

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$893,822	$1,040,530
Accrued liabilities	620,783	332,229
Income taxes payable	335,375	347,486

Total Current Liabilities	1,849,980	1,720,245

LONG-TERM LIABILITIES
Deferred income tax liability	632,732	631,353

TOTAL LIABILITIES	2,482,712	2,351,598

STOCKHOLDERS' EQUITY

Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,256,296 and 53,199,136 shares issued and outstanding, respectively	53,256	53,199
Additional paid-in capital	26,164,622	25,525,052
Accumulated other comprehensive loss	(2,282,682)	(1,888,981)
Retained earnings	20,849,932	20,815,188

Total Stockholders' Equity	44,785,128	44,504,458

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,267,840	$46,856,056

These financial statements should be read in conjunction with Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Other Comprehensive Income

	For the Years Ending March 31,
	2016	2015
REVENUES
Sales of goods, net	$23,992,324	$47,768,556
Sales of services, net	3,080,122	3,410,836
Total Revenues	27,072,446	51,179,392

COST OF SALES
Cost of goods sold-product	11,027,114	21,240,363
Cost of goods sold-services	2,405,012	2,716,272
Total Cost of Goods Sold	13,432,126	23,956,635

GROSS PROFIT	13,640,320	27,222,757

OPERATING EXPENSES
General and administrative expenses	12,264,442	16,296,156
Research and development	899,013	1,832,671
Depreciation and amortization expense	516,786	558,231

Total Operating Expenses	13,680,241	18,687,058

INCOME FROM OPERATIONS	(39,921)	8,535,699

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	20,278	8,014
Other (expense) income	144,937	21,865
Interest income	37,278	26,010

Total Other Income (Expense)	202,493	55,889

NET INCOME BEFORE INCOME TAXES	162,572	8,591,588

INCOME TAX EXPENSE	127,828	2,843,905

NET INCOME	$34,744	$5,747,683

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$(393,701)	$(1,657,930)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(358,957)	$4,089,753

BASIC EARNINGS PER SHARE	$0.00	$0.11

FULLY DILUTED EARNINGS PER SHARE	$0.00	$0.11

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	53,243,151	51,609,760

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	53,558,942	51,680,775

These financial statements should be read in conjunction with Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity

			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Retained	Stockholders'
	Shares	Amount	Capital	Loss	Earnings	Equity

Balance, March 31, 2014	47,836,543	$47,836	$6,496,980	$(231,051)	$15,067,505	21,381,270

Stock issued in exercise of stock options	596,635	597	327,365	-	-	327,962

Stock issuance, less offering costs of $1,529,057	4,500,000	4,500	16,420,188	-	-	16,424,688

Stock issued for asset acquisition	265,958	266	999,734	-	-	1,000,000

Fair value of options vested	-	-	1,280,785	-	-	1,280,785

Foreign currency translation	-	-	-	(1,657,930)	-	(1,657,930)

Net income for the year ended March 31, 2015	-	-	-	-	5,747,683	5,747,683

Balance, March 31, 2015	53,199,136	$53,199	$25,525,052	$(1,888,981)	$20,815,188	44,504,458

Fair value of options vested	-	-	565,646	-	-	565,646

Stock issued in exercise of stock options	57,160	57	73,924	-	-	73,981

Foreign currency translation	-	-	-	(393,701)	-	(393,701)

Net income for the year ended March 31, 2016	-	-	-	-	34,744	34,744

Balance, March 31, 2016	53,256,296	$53,256	$26,164,622	$(2,282,682)	$20,849,932	44,785,128

These financial statements should be read in conjunction with Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ending March 31,
	2016	2015
OPERATING ACTIVITIES
Net Income	$34,744	$5,747,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	989,484	1,140,319
Gain on sale of fixed assets	(20,278)	(8,014)
Bad debt expense	143,192	(7,577)
Stock options issued for services	678,971	1,280,785
Changes in operating assets and liabilities:
Changes in accounts receivable	5,114,485	(912,606)
Changes in income tax receivable	(268,327)	-
Changes in inventories	641,410	(5,472,869)
Changes in prepaid expenses	(171,411)	(80,770)
Changes in deferred tax asset/liability	49,490	(80,943)
Changes in accounts payable and accrued liabilities	148,921	(302,782)
Changes in income taxes payable	(7,748)	(618,146)

Net Cash Provided by Operating Activities	7,332,933	685,080

INVESTING ACTIVITIES
Proceeds from sale of equipment	158,641	7,867
Cash paid for asset acquisition	-	(750,000)
Purchase of fixed assets	(62,465)	(6,167,945)

Net Cash Provided by (Used in) Investing Activities	96,176	(6,910,078)

FINANCING ACTIVITIES
Proceeds from stock issued for cash, net of stock offering costs	-	16,424,688
Value of equity awards surrendered by employees for tax liability	(39,342)	-
Stock issued in exercise of stock options	-	327,961

Net Cash Provided by (Used in) Financing Activities	(39,342)	16,752,649

Effect of exchange rate changes on cash	(241,968)	(839,529)

NET CHANGE IN CASH	7,147,799	9,688,122
CASH AT BEGINNING OF PERIOD	14,144,796	4,456,674

CASH AT END OF PERIOD	$21,292,595	$14,144,796

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$17,043
Income taxes	$127,828	$3,471,027
NON CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for Asset acquisition	$-	$1,000,000

These financial statements should be read in conjunction with Form 10-K and accompanying footnotes.